UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
          Date of report (Date of earliest event reported):
August 22, 2006

PINNACLE AIRLINES CORP.

(Exact Name of Registrant as Specified in Charter)

(State or other jurisdiction of incorporation or organization) Delaware	(Commission File Number) 001-31898	(I. R. S. Employer Identification No.) 03-0376558

(Address of principal executive offices)	(Zip Code)
1689 Nonconnah Blvd, Suite 111 Memphis, TN	38132

          Registrant’s telephone number, including area code
(901) 348-4100

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
SIGNATURE

Item 8.01 Other Events
On August 18, 2006, Pinnacle Airlines Corp. (“Pinnacle”) received notification from Northwest Airlines, Inc. (“Northwest”) that Northwest is ready to engage in negotiations with Pinnacle on a possible new or amended Airline Services Agreement (“ASA”) to replace the existing ASA between the two companies. Northwest also indicated that, as a condition to beginning discussions, Pinnacle must complete negotiations with its Pilots union for a new collective bargaining agreement.
The collective bargaining agreement between Pinnacle and its Pilots union became amendable in April 2005. Since that time, both parties have worked in earnest to complete a new agreement, but have been unable to do so. On August 22, 2006, Pinnacle filed for mediation between the two parties with the National Mediation Board. It is not possible at this time to determine when the mediation process will reach conclusion.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PINNACLE AIRLINES CORP. (Registrant)
By:	/s/ Peter D. Hunt
Peter D. Hunt
Vice President and Chief Financial Officer

August 23, 2006